EXHIBIT (21) - SUBSIDIARIES OF REGISTRANT.

The subsidiaries of the Company as of December 31, 1996, and the state in which each was organized are as scheduled below:


                                               STATE OR
                                               JURISDICTION
                                               UNDER LAWS OF                 NAME UNDER WHICH
NAME OF SUBSIDIARIES                           WHICH ORGANIZED               SUBSIDIARIES DO BUSINESS
F&M Bank-Winchester                           Virginia                      F&M Bank-Winchester
  Big Apple Mortgage                                                                    Big Apple Mortgage
    Company, Inc.(1)                          Virginia                                             Company, Inc.
  Winchester Credit                                                                     Winchester Credit
    Corporation(1)                            Virginia                                             Corporation
  Credit Bureau of                                                                               Credit Bureau of
     Winchester, Inc.(1)                      Virginia                                             Winchester, Inc.
  Apple Title Company(1)                      Virginia                      Apple Title Company

F&M Bank-Central Virginia                     Virginia                          F&M Bank-Central Virginia

F&M Bank-Massanutten                          Virginia                          F&M Bank-Massanutten

F&M Bank-Richmond                             Virginia                          F&M Bank-Richmond

F&M Bank-Martinsburg, Inc.                    West Virginia                 F&M Bank-Martinsburg

F&M Bank-Blakeley, Inc.                       West Virginia                 F&M Bank-Blakeley

F&M Bank-Keyser, Inc.                         West Virginia                 F&M Bank-Keyser

F&M Bank-Emporia                              Virginia                      F&M Bank-Emporia

F&M Bank-Peoples                              Virginia                      F&M Bank-Peoples

F&M Bank-Northern Virginia                    Virginia                      F&M Bank-Northern Virginia
  Bank Title Company(2)                       Virginia                        Bank Title Company

F&M Bank-Allegiance, Inc.                     Maryland                      F&M Bank-Allegiance

(1) Winchester Credit Corporation, Big Apple Mortgage Co., Inc., and Apple Title Company are wholly-owned subsidiaries of F&M Bank-Winchester. Credit Bureau of Winchester is a wholly-owned subsidiary of Winchester Credit Corporation. All other bank subsidiaries are wholly-owned by F&M National Corporation.

(2) Bank Title Company is a wholly-owned subsidiary of F&M Bank-Northern Virginia. Bank Title Company is inactive.

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